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CUSIP No. 461120 10 7             SCHEDULE 13D              Page 14 of 18
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                                                                       EXHIBIT 9
                           Liberation Investments L.P.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

                           Liberation Investments Ltd.
                                Corporate Center
                                  West Bay Road
                               P.O. Box 31106 SMB
                          Grand Cayman, Cayman Islands

October 1, 2003



BY U.S. MAIL AND OVERNIGHT COURIER
----------------------------------

InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario L4M 4W5
Mr. Jeffrey A. Losch
Senior Vice President, Secretary and General Counsel

Re:   Stockholder Demand for Stockholder Lists
      and Inspection of Books and Records
      -----------------------------------

Dear Mr. Losch:

            Liberation Investments L.P. is the record holder of 100 shares of the common stock, par value $1.00 per share, of InterTAN, Inc., a Delaware corporation (the "Corporation"), represented by stock certificate # BC009728-50, and Liberation Investments Ltd. is the record holder of 100 shares of the common stock, par value $1.00 per share, of the Corporation, represented by stock certificate # BC009728-80. Pursuant to Section 220 of the Delaware General Corporation Law ("DGCL") and other applicable law, Liberation Investments L.P. and Liberation Investments Ltd. (together with their affiliates, "Liberation") hereby demands the right, during the Company's usual business hours on or before October 6, 2003, to inspect the following records and documents of the Company (the "Demand Materials") and to make copies or extracts therefrom:

      1. A complete record or list of the Company's stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name and address of each stockholder and the number of shares registered in
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CUSIP No. 461120 10 7             SCHEDULE 13D              Page 15 of 18
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            the name of each such stockholder as of the date of this letter, and, as soon as the same is available (but in no event later then one business day thereafter) as of the close of business on October 7, 2003 (the "Record Date");

      2. A magnetic computer tape list of the Company's stockholders showing the names and addresses of each stockholder and the number of shares registered in the name of each such stockholder, together with such computer processing data as is necessary to make use of such magnetic computer tape, and a printout of such magnetic computer tape for verification purposes, as of the date of this letter, and, as soon as the same is available (but in no event later then one business day thereafter) as of the Record Date;

      3. A list of all stockholders as of the date of this letter, and, as soon as the same is available (but in no event later then one business day thereafter) as of the Record Date, arranged in descending order by number of shares, showing the name and address of each stockholder; a magnetic tape(s) of this information with the same computer processing data as requested in item 2. above;

      4. All information in, or which comes into, the Company's possession or control or which can reasonably be obtained from nominees of any central certificate depository system concerning the number and identity of the actual beneficial owners of the Company's stock, including a breakdown of any holders in the name of Cede & Co., Kray & Co., Philadep, and other similar nominees;

      5. All information in, or which comes into, the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Company's stock ("NOBOs") in the format of a magnetic tape and a printout in descending order by number of shares (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended, from, among others, Independent Election Corporation of America and ADP Proxy Services);

      6. A stop list or stop lists relating to any of the Company's common stock as of the dates referred to in paragraph (1) above;

      7. A true and correct copy of the Company's bylaws and articles of incorporation, including any amendments thereto, in effect on the date of providing same;
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CUSIP No. 461120 10 7             SCHEDULE 13D              Page 16 of 18
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      8.    True and correct copies of all minutes of meetings of the Company's stockholders, Board of Directors or any committee thereof held within the past three years;

      9. The information and records specified in items 1 through 5 above as of any other record date for stockholder action set by the Board of Directors, by operation of law or otherwise; and

      10. The information and records specified in items 4, 5, 7 and 8 on a weekly basis until the date of the 2003 Annual Meeting of the Company's stockholders.

            The undersigned makes this notification and demand to inspect and copy the above Demand Materials in good faith and for the purpose of communicating with the Company's stockholders concerning a proxy solicitation, as more specifically described in the preliminary proxy statement filed with the Securities and Exchange Commission on September 16, 2003, by Liberation.

            The Demand Materials are directly connected to and necessary for, communicating such information to the undersigned's fellow stockholders in the Company.

            The undersigned hereby authorizes William P. Mills, Esq., a partner in the law firm Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, (212) 504-6436, and his partners, associates, employees, and any other persons to be designated by him, to conduct the inspection and copying herein demanded. Please advise Mr. Mills where and when the Demand Materials will be available for inspection and copying.

            Under DGCL ss.ss. 220(b) and (c), if you refuse to permit the inspection and copying demanded herein, or fail to reply to this demand within five (5) business days, Liberation will apply to the Court of Chancery of the State of Delaware for an order compelling such inspection.
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CUSIP No. 461120 10 7             SCHEDULE 13D              Page 17 of 18
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            The undersigned reserves the right to make other demands of the
Company whether pursuant to DGCL, other applicable law, or the Company's certificate of incorporation or bylaws.

            Thank you for your attention to this matter.



                                   Very truly yours,



                                   /s/ Emanuel R. Pearlman
                                   ---------------------------------------------
                                   Emanuel R. Pearlman
                                   Liberation Investments Group LLC
                                   General Manager and Chief Investment Officer

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CUSIP No. 461120 10 7             SCHEDULE 13D              Page 18 of 18
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STATE OF NEW YORK       )
                        )     ss.:
COUNTY OF NEW YORK      )


            EMANUEL R, PEARLMAN, General Manager and Chief Investment Officer of Liberation Investments Group LLC (together with its affiliates "Liberation"), being duly sworn, deposes and says:


            1. I hereby certify that the foregoing is the letter of demand for the inspection of certain designated Demand Materials and books, records and documents of InterTAN, Inc. (the "Demand Letter"), and that the statements made therein are true and correct.

            2. The Demand Letter designates William P. Mills, Esq., a partner in the law firm Cadwalader, Wickersham & Taft LLP, and his partners, associates and employees and any other persons to be designated by him, acting together, singly or in combination, as my attorney or agent to conduct such inspection. The Demand Letter and this verification are my power of attorney authorizing the foregoing persons to act behalf of Liberation.




                                                /s/ Emanuel R. Pearlman
                                             -----------------------------------
                                                    Emanuel R. Pearlman


Sworn to before me this
__th day of _______, 2003.



-----------------------------------
           Notary Public